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[Northern Trust LOGO]

                          Northern Trust Corporation

                          Fifty South LaSalle Street

                            Chicago, Illinois 60675


                                 May 14, 1998

                                                                       EXHIBIT 5
Telephone (312) 630-6000

PETER L. ROSSITER
Executive Vice President and
General Counsel



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549-1004


     RE: Northern Trust Corporation: Registration Statement on Form S-8 Regarding Registration of Deferred
          Compensation Obligations

Ladies and Gentlemen:

     I am Executive Vice President and General Counsel of Northern Trust Corporation, a Delaware corporation (the "Corporation"), and have served in that capacity in connection with the Corporation's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of $52,500,000 aggregate amount of Deferred Compensation Obligations under the Securities Act of 1933 which represent unsecured obligations of the Corporation to pay deferred compensation in the future in accordance with the terms of the Northern Trust Corporation Deferred Compensation Plan ("Plan"). In that connection, I have examined such documents and have made such factual and legal investigations as I have deemed necessary or appropriate for the purpose of this opinion.

     Based on the foregoing, I am of the opinion that, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                      Very truly yours,




                                      /s/ Peter L. Rossiter
                                      ---------------------
                                      Peter L. Rossiter
                                      Executive Vice President
                                      and General Counsel